SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                  FORM 8-K

                               CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)              April __, 2002
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                        MATRIA HEALTHCARE, INC.
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         (Exact name of registrant as specified in its charter)


Delaware                        0-20619                         58-2205984
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(State or other             (Commission                         (IRS Employer
jurisdiction of             File Number)                     Identification No.)
incorporation)


1850 Parkway Place, Marietta, GA                                30067
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code      (770)423-4500
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                            Not Applicable
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      (Former name or former address, if changed since last report)



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Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.
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           (c)    Exhibits.

           99.1 Press Release dated April 29, 2002 (furnished for informational purposes only pursuant to Regulation FD).

Item 9.    Regulation FD Disclosure.
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         On April __, 2002, Matria Healthcare, Inc., a Delaware corporation
("Matria"), LifeMetrix, Inc., a Delaware corporation ("LifeMetrix"), and Quality Oncology, Inc., a Delaware corporation ("Quality Oncology"), entered into a definitive Purchase and Sale Agreement (the "Purchase and Sale Agreement"), pursuant to which Matria will purchase from LifeMetrix all of the issued and outstanding capital stock of Quality Oncology, a provider of cancer disease management programs, and LifeMetrix will, at or prior to such purchase, contribute certain related software, contracts and other assets to Quality Oncology. A copy of the press release announcing the signing of the Purchase and Sale Agreement is furnished as Exhibit 99.1 to this Report. The obligations of both parties to consummate the transactions contemplated by the Purchase and Sale Agreement are subject to certain conditions, including the filing of notice and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         The purchase price for the transaction consists of a total of $3 million in cash and $17 million in registered shares of Matria Common Stock to be paid at closing, subject to adjustment based on the results of Quality Oncology's December 31, 2001 and closing date audits, and an additional contingent purchase price to be paid in the second quarter of 2004 based on the financial performance of Quality Oncology in 2003 (the "Earn Out"). The Earn Out will be payable, at Matria's option, in cash, registered shares of Matria Common Stock or a combination thereof; provided that at least $10 million or twenty percent of the Earn Out, whichever is lower, will be paid in cash. Matria currently estimates that the Earn Out payment will be between $20 million and $30 million, although the Earn Out could be more or less than that amount, depending on Quality Oncology's performance.

         LifeMetrix, and its preferred stockholders owning more than seventy percent of LifeMetrix capital stock, on an as-converted basis, will execute at the closing a standstill agreement that generally restricts their ability to acquire Matria voting securities until the expiration of five years after the Earn Out payment is made. Such standstill agreement will also generally impose a one-year holding period on all shares of Matria Common Stock acquired in the transaction and will impose volume limitations on the transfer of Matria shares issued in payment of the Earn Out until the expiration of five years after the Earn Out payment is made. LifeMetrix, and the preferred stockholders of LifeMetrix executing the standstill agreement, will be entitled to exercise piggyback registration rights with respect to shares of Matria Common Stock issued pursuant to the transaction.
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           Edmund Bujalski, the President and Chief Executive Officer of
LifeMetrix, will be employed as the president of Quality Oncology following the closing. Mr. Bujalski, and certain other management stockholders and option holders of LifeMetrix and Quality Oncology will enter into non-competition agreements with Matria.

         This Report contains forward-looking statements. The words "estimate," "expect," "project," "believe" and similar expressions are intended to identify these forward-looking statements, which include but are not limited to Matria's current estimate as to the amount of the Earn Out payment to be made in connection with the acquisition of Quality Oncology. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the growth and performance of Quality Oncology's cancer disease management business, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria's business and the risk factors detailed from time to time in Matria's periodic reports and registration statements filed with The Securities and Exchange Commission, including Matria's Annual report on Form 10-K for the year ended December 31, 2001. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria's disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

         The information set forth under this Item 9 and Exhibit 99.1 is being furnished for informational purposes only pursuant to Regulation FD and is not filed pursuant to the Securities Exchange Act of 1934, as amended. None of this information may be incorporated by reference into any other filings Matria has made or may make pursuant to the Securities Act of 1933, as amended or into any other documents unless such portion of this Current Report on Form 8-K is expressly and specifically identified in such filling as being incorporated by reference therein.

                            SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Matria has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Matria Healthcare, Inc.
                            Registrant

                            By:      /s/ Parker H. Petit
                                     Parker H. Petit
                                     Chairman of the Board, President and Chief
                                     Executive Officer

Date:    April __, 2002



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                           Exhibit Index

99.1 Press Release dated April 29, 2002 (furnished for information purposes only pursuant to Regulation FD.